6100 Uptown Blvd NE, Suite 600, Albuquerque, New Mexico 87110 | Tel: 505-255-4852 | www.santafegoldcorp.com

Santa Fe Gold Amends Mogollon Option Agreement

ALBUQUERQUE, New Mexico – July 3, 2013 – Santa Fe Gold Corporation (OTCBB: SFEG) today announced it has amended the Mogollon option agreement with Columbus Exploration Corporation (CLX-TSX-V) (formerly Columbus Silver Corporation) under which Santa Fe may earn 100% interest in the Mogollon Project, Catron County, New Mexico. The Mogollon Project encompasses most of the Mogollon district in southwest New Mexico, which has substantial recorded historical production of silver and gold. The project fits Santa Fe’s strategic objective of developing new ore sources to augment ore currently processed though its Lordsburg flotation mill.

The amendment changes the due dates for Santa Fe’s cash payments under the option agreement. Santa Fe must now pay US$50,000 on or before July 31, 2013, US$887,500 on or before December 30, 2013, and three further payments of US$937,500 each on June 30, 2014, December 30, 2014, and June 30, 2015. In consideration for the amendment, Santa Fe has transferred to Columbus the 250,000 common shares it held in the capital of Columbus Exploration Corporation.

A copy of the amendment to the Mogollon option agreement is included as an Exhibit to Santa Fe’s Current Report on Form 8-K, which it will file promptly with the SEC and will be available at www.sec.gov.

About Santa Fe Gold
Santa Fe Gold is a U.S.-based mining enterprise with producing mining operations in Lordsburg, New Mexico, and exploration and development projects in southwestern New Mexico, north-central New Mexico and Arizona. Santa Fe controls: (i) the Summit mine and Lordsburg mill in southwestern New Mexico, which began commercial production in 2012; (ii) a substantial land position near the Lordsburg mill, comprising the core of the Lordsburg Mining District; (iii) the Mogollon gold-silver project, within trucking distance of the Lordsburg mill; (iv) the Ortiz gold property in north-central New Mexico; (v) the Black Canyon mica deposit near Phoenix, Arizona; and (vi) a deposit of micaceous iron oxide (MIO) in western Arizona. Santa Fe Gold intends to build a portfolio of high-quality, diversified mineral assets with an emphasis on precious metals.

To learn more about Santa Fe Gold, visit www.santafegoldcorp.com.

Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements and forward-looking information (collectively, “forward-looking statements”) within the meaning of applicable US securities legislation. All statements, other than statements of historical fact, included herein are forward-looking statements. Although the Company believes that such statements are reasonable, it can give no assurance that such expectations will prove to be correct. Forward-looking statements are typically identified by words such as: believe, expect, anticipate, intend, estimate, postulate and similar expressions, or are those, which, by their nature, refer to future events. The Company cautions investors that any forward-looking statements by the Company are not guarantees of future results or performance, and that actual results may differ materially from those in forward looking statements as a result of various factors, including, but not limited to, variations in the nature, quality and quantity of any mineral deposits that may be located, variations in the market price of any mineral products the Company may produce or plan to produce, the Company's inability to obtain any necessary permits, consents or authorizations required for its activities, the Company's inability to produce minerals from its properties successfully or profitably, to continue its projected growth, to raise the necessary capital or to be fully able to implement its business strategies, and other risks and uncertainties disclosed in the Company’s Annual Report on Form 10-K for the year ended June 30, 2012 and its most recent quarterly reports filed with the United States Securities and Exchange Commission (the “SEC”), and other information released by the Company and filed with the appropriate regulatory agencies. All of the Company's US public disclosure filings may be accessed via www.sec.gov and readers are urged to review these materials.

Contact:
Santa Fe Gold Corp
Pierce Carson, President and Chief Executive Officer
(505) 255-4852